Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-4 of Citizens & Northern Corporation of our report dated March 23, 2018, relating to the consolidated financial statements of Monument Bancorp, Inc., appearing in the current report on Form S-4 filed by Citizens & Northern Corporation on January 10, 2019.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

January 10, 2019

S.R.Snodgrass, P.C, • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: 724-934-0344 • Fax: 724-934-0345